Exhibit 99.2

Investor Presentation March 2021 Pure 5G Wireless

Disclaimers

About this Presentation

This investor presentation (this "Presentation") has been prepared for use by New Beginnings Acquisition Corp. ("New Beginnings") and Airspan Networks Inc. ("Airspan" or the "Company") in connection with their proposed business combination (the "Business Combination"). This Presentation is for informational purposes only and may not be reproduced or redistributed, in whole or in part, without the prior written consent of New Beginnings and Airspan. The information contained herein does not purport to be all-inclusive and none of New Beginnings, the Company or any of their respective affiliates makes any representation or warranty, express or implied, as to the accuracy, completeness or reliability of the information contained in this Presentation.

This Presentation does not constitute (i) a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Business Combination or (ii) an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase any security of New Beginnings, the Company, or any of their respective affiliates, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. You should not construe the contents of this Presentation as legal, tax, accounting or investment advice or a recommendation. You should consult your own counsel and tax and financial advisors as to legal and related matters concerning the matters described herein, to the extent you deem necessary.

Forward Looking Statements

Certain statements in this Presentation may be considered "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995.

Forward-looking statements generally relate to future events or New Beginnings' or the Company's future financial or operating performance. For example, projections of future EBITDA and other metrics are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expect", "intend", "will", "estimate", "anticipate", "believe", "predict", "potential" or "continue", or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements.

Many factors could cause actual future events to differ materially from the forward-looking statements in this Presentation, including, but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the price of New Beginnings' securities; (ii) the risk that the transaction may not be completed by New Beginnings' Business Combination deadline and the potential failure to obtain an extension of the Business Combination deadline if sought by New Beginnings; (iii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the business combination agreement by the stockholders of New Beginnings and Airspan, the satisfaction of the minimum trust account amount following redemptions by New Beginnings' public stockholders and the receipt of certain governmental and regulatory approvals; (iv) the lack of a third party valuation in determining whether or not to pursue the proposed transaction; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the business combination agreement; (vi) the impact of COVID-19 on Airspan's business and/or the ability of the parties to complete the proposed transaction; (vii) the effect of the announcement or pendency of the transaction on Airspan's business relationships, performance, and business generally; (viii) risks that the proposed transaction disrupts current plans and operations of Airspan; (ix) the outcome of any legal proceedings that may be instituted against Airspan or New Beginnings related to the business combination agreement or the proposed transaction; (x) the ability to maintain the listing of New Beginnings' securities on the NYSE American stock exchange (the "NYSE American"); (xi) the price of New Beginnings' and the post-combination company's securities may be volatile due to a variety of factors, including changes in the competitive and regulated industries in which Airspan operates, variations in performance across competitors, changes in laws and regulations affecting Airspan's business and changes in the combined capital structure; (xii) the ability to implement business plans, forecasts, and other expectations after the completion of the proposed transaction, and identify and realize additional opportunities; (xiii) the risk of downturns and the possibility of rapid change in the highly competitive industry in which Airspan operates; (xiv) the risk that Airspan and its current and future collaborators are unable to successfully develop and commercialize Airspan's products or services, or experience significant delays in doing so; (xv) the risk that the post-combination company may not achieve or sustain profitability; (xvi) the risk that the post-combination company will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all; (xvii) the risk that the post-combination company experiences difficulties in managing its growth and expanding operations; (xviii) the risk that third-party suppliers and manufacturers are not able to fully and timely meet their obligations; (xix) the risk that the rollout and utilization of 5G technology will not provide the expected benefits; (xx) the risk that Airspan is unable to secure or protect its intellectual property; and (xxi) the risk that the post-combination company's securities will not be approved for listing on the NYSE American or if approved, maintain the listing. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the "Risk Factors" section of New Beginnings' Quarterly Reports on Form 10-Q, the registration statement on Form S-1 and the proxy statements / prospectus discussed below and other documents filed by New Beginnings from time to time with the U.S. Securities and Exchange Commission ("SEC"). These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by New Beginnings and its management, and the Company and its management, as the case may be, are inherently uncertain. Nothing in this Presentation should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Neither New Beginnings nor the Company undertakes any duty to update these forward-looking statements.

Airspan

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Disclaimers

Non-GAAP Financial Measures

This Presentation includes certain financial measures not presented in accordance with generally accepted accounting principles ("GAAP") including, but not limited to, EBITDA and certain ratios and other metrics derived therefrom. These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company's financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that the Company's presentation of these measures may not be comparable to similarly-titled measures used by other companies.

The Company believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company's financial condition and results of operations. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends in and in comparing the Company's financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. Please refer to any footnotes where presented in this Presentation, as well as to the table on the final page, for a reconciliation of these measures to what the Company believes are the most directly comparable measure evaluated in accordance with GAAP.

This Presentation also includes certain projections of non-GAAP financial measures. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward-looking non-GAAP financial measures is included.

Certain monetary amounts, percentages and other figures included in this Presentation have been subject to rounding adjustments. Certain other amounts that appear in this Presentation may not sum due to rounding.

Use of Projections

This Presentation contains financial forecasts with respect to the Company's projected financial results, including Revenue, Gross Profit, Net Income and EBITDA, for the Company's fiscal years 2020 through 2023. The Company's independent auditors have not audited, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this Presentation, and accordingly, they did not express an opinion or provide any other form of assurance with respect thereto for the purpose of this Presentation. These projections constitute forward-looking information, are for illustrative purposes only and should not be relied upon as being necessarily indicative of future results. The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. Accordingly, there can be no assurance that the prospective results are indicative of the future performance of the Company or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this Presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved.

Industry and Market Data

In this Presentation, New Beginnings and the Company rely on and refer to certain information and statistics obtained from third-party sources which they believe to be reliable. Neither New Beginnings nor the Company has independently verified the accuracy or completeness of any such third-party information.

Airspan

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Disclaimers

Additional Information

New Beginnings intends to file with the SEC a proxy statement / prospectus on Form S-4 relating to the proposed Business Combination, which will be mailed to its stockholders once definitive. This Presentation does not contain all the information that should be considered concerning the proposed Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the Business Combination. New Beginnings' stockholders and other interested persons are advised to read, when available, the preliminary proxy statement / prospectus and the amendments thereto and the proxy statement / prospectus and other documents filed in connection with the proposed Business Combination, as these materials will contain important information about the Company, New Beginnings and the Business Combination. When available, the proxy statement / prospectus and other relevant materials for the proposed Business Combination will be mailed to stockholders of New Beginnings as of a record date to be established for voting on the proposed Business Combination. Stockholders will also be able to obtain copies of the preliminary proxy statement / prospectus, the definitive proxy statement / prospectus and other documents filed with the SEC, without charge, once available, at the SEC's website at www.sec.gov, or by directing a request to: New Beginnings Acquisition Corp., 800 1st Street, Unit 1, Miami, FL, USA.

Participants in the Solicitation

New Beginnings and its directors and executive officers may be deemed participants in the solicitation of proxies from New Beginnings' stockholders with respect to the proposed Business Combination. A list of the names of those directors and executive officers and a description of their interests in New Beginnings is contained in New Beginnings' Registration Statement on Form S-1, as filed on September 21, 2020, which was filed with the SEC and is available free of charge at the SEC's web site at www.sec.gov, or by directing a request to New Beginnings Acquisition Corp., 800 1st Street, Unit 1, Miami, FL, USA. Additional information regarding the interests of such participants will be contained in the proxy statement / prospectus for the proposed Business Combination when available.

The Company and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of New Beginnings in connection with the proposed Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed Business Combination will be included in the proxy statement / prospectus for the proposed Business Combination when available.

Confidentiality

This Presentation contains confidential information regarding the Company and New Beginnings. Your acceptance of this Presentation constitutes your agreement to (i) keep confidential all of the information contained in this Presentation, as well as any information derived by you from the information contained in this Presentation (collectively, the "Confidential Information") and not disclose any such Confidential Information to any other person, (ii) not use any of the Confidential Information for any purpose other than to evaluate the purchase of New Beginnings' and the post-combination company's securities, (iii) not copy this Presentation without the prior consent of the Company and of New Beginnings, and (iv) promptly return this document and any copes hereof at the request of New Beginnings and/or the Company.

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Airspan

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4 Today’s participants New Beginnings Acquisition Executives Russell W. Galbut Chairman Michael S. Liebowitz CEO & Director Prior experience Airspan Executives Eric Stonestrom President & CEO David Brant SVP & CFO

Executive Summary Market / Industry Company Overview Financial Summary Transaction Overview

Transaction Summary

Overview	▪ New Beginnings Acquisition Corp. (NYSE: NBA), a publicly-listed special purpose acquisition company, proposes to enter into a business combination with Airspan Networks Inc. through a reverse subsidiary merger ▪ Airspan is a leading 5G radio access network ("RAN") technology provider well positioned to address the 5G market
Capital Structure	▪ $116mm cash held in trust assuming no redemptions ▪ $75mm PIPE is being raised in connection with the proposed transaction ▪ Minimum cash condition of $135mm (including cash in trust following any potential redemptions and PIPE proceeds)
Sponsor Commitments	▪ Forfeiture of 125,000 shares ▪ Sponsor subject to 1 year lock-up[1]
Valuation	▪ Pre- money equity value of $700mm and pro-forma equity value of $896mm
Ownership	▪ ~75% existing Airspan shareholders; ~13% NBA public shareholders; ~8% PIPE investors; ~4% NBA Sponsor
Anticipated Timing	▪ Transaction announcement in March 2021 and closing expected to occur after SEC review process and receipt of approval by stockholders of NBA and Airspan

Airspan

Source: Airspan management current estimates

[1] Securities held by Sponsor will be locked-up for one year, subject to earlier release if (i) the reported last sale price of New Airspan's common stock equals or exceeds $12.50 per share for any 20 trading days within any 30-trading day period commencing at the Closing or (ii) if New Airspan consummates a transaction after the Closing which results in all of New Airspan's shareholders having the right to exchange their common stock for cash, securities or other property

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7 New Beginnings Acquisition Corp Overview ▪ Over 34 years of experience in the urban mixed use real estate sector ▪ Current Managing Principal of Crescent Heights, which he co - founded in 1989 ▪ Chairman of the board of directors of Norwegian Cruise Line Holdings Russell W. Galbut Chairman Michael S. Liebowitz CEO & Director ▪ New Beginnings Acquisition Corp. is a NYSE listed SPAC which completed its $116M IPO in November 2020 ▪ Management team comprised of long - term oriented, results driven investors and advisors, with a breadth of experience across public markets Highly Experienced Management Team New Beginnings Acquisition Corp. Directors ▪ Extensive experience in the insurance and financial sector ▪ President and CEO of Harbor Group Consulting from its formation in 1995 to 2018 ▪ He has advised Goldman Sachs, JP Morgan, Morgan Stanley, Starwood, Apollo, UBS, HSBC, Deutsche Bank on their complex insurance matters ▪ Former SVP of Norwegian Cruise Lines and Prestige Cruises International ▪ Dean of Hotel Administration at Cornell University ▪ Former Internal Auditor for Loews Corporation ▪ Former Corporate Director of Training, HR at Nikko Hotels International ▪ Co - Founder of Weitz and Luxenberg Frank A. Del Rio Kate Walsh, PhD Benjamin Garrett Perry Weitz ▪ Managing Director of Torreya Partners

New Beginnings Investment Thesis

Long history of leading technology

- Significant R&D investment has been made to develop Airspan's 5G equipment portfolio
- Award winning 5G Open RAN ("O-RAN") technology backed by 150 patents granted and 94 patents pending

Well positioned to address growing 5G market

- 5G industrial revolution provides secular growth that is gaining speed as global infrastructure buildout is just beginning
- Secondary tailwinds are anticipated to be driven by the global trend of phasing out Chinese manufacturers from critical telecom equipment infrastructure

Growing deployments across customer base

- Major wireless network customers already purchasing, and now entering scale phase that expands to conventional carriers, cable operators, and FAANGs
- Airspan is the only North American integrated 5G Access Network provider

Compelling financial model

- Strong topline growth profile as customers only beginning extensive 5G infrastructure buildout
- Attractive ~50% gross margin profile anticipated, with high degree of operating leverage as 5G order volumes begin to convert

Airspan

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5G disruptor positioned for long-term and sustainable growth

- ✓ Multiple generations of software-defined radio experience focused on 5G
- ✓ Secular industry tailwinds with 5G buildout expected to drive the largest capex cycle in decades
- ✓ U.S. headquartered 4G/5G integrated network infrastructure alternative to international OEMs
- ✓ Award winning radio access technology with an innovative O-RAN compatible architecture
- ✓ Powerful plug-and-play functionality fine tuned over many years of network densification
- ✓ Tier 1 and global customer base of 1,000+ companies with 1mm+ base stations shipped
- ✓ Strong growth profile with $254mm estimated revenue in 2021 representing 47% estimated revenue growth
- ✓ Proven management team with 20+ years of experience working together

Airspan
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10 Airspan at a glance ▪ Multi - award - winning 4G & 5G network densification solution provider ▪ End - to - end Radio Access Network (RAN/O - RAN) virtualization, base stations, backhaul, and network optimization solutions ▪ Innovation leadership with 150 patents granted and 94 patents pending ▪ Founded in 1992, with 769 employees worldwide as of 12/31/2020 ▪ Headquartered in Boca Raton, FL with additional offices in London, Tel Aviv, Mumbai and Tokyo ▪ Well - known current shareholders and thought leaders as investors: Company overview Airspan by the numbers Global Tier 1 customer base $254mm 2021E revenue growing 47% 35% Revenue CAGR 2020E – 2023E 1,000+ Customers globally in over 100 countries 1mm+ Base stations shipped 25+ years Proven technology 769 employees Select awards and recognition Excellence in commercial deployment Excellence in residential deployment Best mobile technology breakthrough Wireless network innovation product of the year Use case innovation Fixed wireless broadband solution of the year First in Radio Access for 5 Generations Source: Airspan management estimates Note: E: Estimated financial results

11 5G is driving network transformation Legacy Today Large, consolidated Service Providers Emergence of multiple new Service Providers and Application Specific Networks Centralized network and macro cell control Distributed, AI driven, self organizing and access edge centric Proprietary, closed architectures Open architectures Hardware - centric Software - centric; leveraging virtualization and cloud 4G 5G

Cutting edge software integrated with hardware to create leading connectivity solutions

Service Providers

SoftBank

Rakuten

Jio

TURKCELL



Centralized, intuitive management software



Airspan Connectivity Platform

Network Management Software

Embedded Access Edge software

Beamforming	Multi-user MIMO	Link adoption	Network slicing
AI / ML driven policies	Scheduled data transmission	Mobility management	Radio Resource Mgmt. & Self Organized Network

Connectivity products

5G | Indoor | Outdoor | Backhaul | PTP / PTMP

Applications


8K
Ultra HD

True end-to-end virtualized intelligent Open RAN

Open Architecture

O-RAN ALLIANCE | SCF | 3GPP | TELECOM INFRA PROJECT

Virtualization

Network Intelligence

End to End RAN

Airspan

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13 Airspan’s competitive advantage Product leadership Best - in - class performance Ease of deployment and rapid time - to - value Architectured for multiple vertical use cases ▪ Broad product portfolio tailored to diverse end - customer requirements and built on standardized building blocks ▪ Extensive design expertise, robust software + hardware architecture and vast field experience ▪ Award winning performance ▪ Proprietary algorithms designed to maximize network spectral efficiency ▪ Plug - and - play functionality enhanced by AI - driven self - organizing network software ▪ Speed of deployment enables service providers to begin to monetize services faster ▪ Multitude of standard packaging and form factor options – access edge flexibility ▪ Network slicing end - to - end security

2018A 2019A 2020E 2021E 2022E 2023E $166 $173 $254 $338 $423 14 Scaled revenue with strong growth expectation ($mm) Revenue $211 YoY Growth (21%) 139% Excluding Sprint YoY Growth 47% YoY Growth 33% YoY Growth 25% Source: Airspan management estimates Note: A: Actual financial results; E: Estimated financial results 1 Sprint revenue does not include any revenue from T - Mobile, 2 See slide 40 for GAAP to non - GAAP reconciliation Sprint 1 All other revenue EBITDA (Non - GAAP) 2 EBITDA margin ($28) ($39) ($10) $21 $62 $106 (13%) (24%) (6%) 8% 18% 25% YoY Growth 4% 122% Excluding Sprint

15 Valuation Benchmarking 2022E FV/Revenue 2x 10x 7x 4x 4x 3x 2x 3x 2x 1x 1x 1x 1x Median: 4x 2022E P/E 2022E FV/EBITDA 23x 36x 30x 29x 25x 20x N/M 16x 14x 14x 13x 12x N/M 13x 50x 30x 25x 21x 17x 11x 23x 10x 9x 8x 7x 5x Median: 23x Median: 29x 22E FV/growth adj. Revenue 1 Source: Airspan management estimates, company filings, Wall Street research, Factset as of 3/2/21 Note: ‘N/M’ denotes not meaningful multiples <0x or >100x; E: Estimated financial results 1 Multiples are growth adjusted by 2022E revenue growth and calculated as FV / CY22E FY Revenue / CY22E Revenue growth / 100 Valuation peers Low growth incumbents 0.07x 1.11x 0.54x 0.34x 0.19x 0.33x 0.21x 1.07x 0.53x 0.41x 0.11x 0.31x 0.18x

16 Experienced and proven management team Henrik Smith - Petersen Chief S&M Officer Prior experience Uzi Shalev COO Prior experience Paul Senior CSO Prior experience Eli Leizerovitz Head of Products Prior experience Eric Stonestrom President & CEO Prior experience David Brant SVP & CFO Prior experience GEC Telecoms

17 Key growth drivers Additional 5G use cases Expansion in existing c ustomers Channel sales and strategic partnerships Customer acquisition Widespread 5G deployments

Executive Summary Market / Industry Company Overview Financial Summary Transaction Overview

19 Three large markets all driven by 5G Private networks FWA: Households and Enterprise Wireless / Carrier Cable Networks

20 5G Networks have become national priorities ▪ 5G networks expected to drive significant innovation across technologies ▪ Secure 5G networks expected to be central to key industries ▪ Central nervous system for transportation, power grids and communications infrastructure Autonomous Vehicles IOT Robotics Content Consumption / Distribution ▪ Airspan is the only North American integrated 5G Access Network provider ▪ Stand to benefit from multiple government stimulus programs: Initiative Amount ($ bn ) Rural Digital Opportunity Fund (“RDOF”) $9.2bn Rip and Replace bill $1.9bn CARES Act 2 $0.6bn @Homework GAP Rural Broadband

Executive Summary Market / Industry Company Overview Financial Summary Transaction Overview

Who we are

25
years

Experienced management and financial backers

Qualcomm
intel

Scalable US technology partners

SCF Small Cell Awards 2019
GLOMO

Award winning form factors that beat zoning barriers



Plug-and-play installation and network optimization

~1mm base stations shipped

Major 4G/5G deployments with ~1mm cells deployed



Rapidly deployable, cell phone supply chain economics

4G/5G Network Infrastructure Alternative to Chinese & European OEMs

Airspan

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Airspan offers a wide range of network connectivity tools



Network Software / Services
AirSON
Netspan
ACP
Indoor / Outdoor Integrated
5G OpenRAN
Backhaul
P2P/P2MP
AirDensity
AirUnity
AirStrand
AirSpeed
AirVelocity
AirHarmony
AirSynergy
5G Magic Box
Air5G-RDU mmW
Air5G-RU Sub6
RU/DU/CU software
iBridge
A5
A5c
G2
iRelay
B5
B5c
B11
Airspan access edge software & integration expertise

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Airspan drives innovative low cost fixed wireless access and backhaul

Fixed wireless solutions – iBridge

- Fixed wireless access backhaul solution offering point-to-multi-point (PTMP) links and point-to-point (PTP) for short, medium and long-distance links
- Robust roadmap for 2021 expected to capture Wifi 6 & 6GHz spectrum expansion.

Small cell backhaul – iRelay

- Plug-and-play features and self-aligning antennas provide a significant increase in capacity and coverage at cell edge
- Expected to monetize networks and improve spectral efficiency by improving 4G connectivity with high-capacity, low-latency, 5G backhaul


iBridge / Mimosa
AirHarmony
iBridge / Mimosa
Mimosa


iRelay

Airspan
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25 Use cases: Service Provider densification Airspan Deployment ▪ A supply chain that mirrors cell phones: ▪ Third party logistics delivery van model ▪ Plug & play functionality ▪ Technology partners that scale ▪ Volume manufacturing and pricing ▪ Suitable product dimensions ESSENTIAL PARADIGM SHIFT: CELL SITE PERFORMANCE AT CELL PHONE ECONOMICS 3PL DELIVERY LOW COST MANUFACTURE OPERATOR DISTRIBUTION CENTER MONTHS Traditional Deployment DAYS FIBER

▪ Complete RAN and backhaul solutions tailored to address the home connectivity challenge, with a wireline - like performance at a fraction of the cost ▪ Advanced, cost - effective solutions provide gigabits of backhaul capacity in 11GHz and 24GHz over long distances or utilize 2.5GHz, 3.5GHz/CBRS or other ‘Sub 7Ghz’ spectrum ▪ Award - winning products, integrated intelligence and backhaul, and patented Smart - Beam Antenna 26 Use cases: Overcoming home connectivity challenges

27 Use cases: CBRS ▪ For large enterprises or facilities that require a secure private network ▪ CBRS offers secure connectivity, high speed data rates and quality of an LTE network regardless of placement in - building or outdoors Private LTE networks MNOs and MSOs ▪ Rapid deployment and fast auto commissioning via AirSON ▪ Enable operators to offer private, high capacity and secure LTE networks for multiple segments at zero time to market ▪ Citizens Broadband Radio Service (“CBRS”) portfolio leverages multi - award - winning LTE/5G technology to exploit newly available spectrum for service providers, cable MSOs, and private networks that maximize spectral efficiency, disrupt network total cost of ownership (“TCO”) and reduce deployment time and risk

5G-NR Open RAN technology supports products in use today

Flexible and modular 5G-NR portfolio, including RU, DU and CU elements (HW and SW)

Mm WAVE | Sub-6 GHz | vRAN | Network MIMO

O-RAN ALLIANCE



Deployment Scenarios

- Indoor / Outdoor
- From Rural to Dense-Urban
- Macro / Small cells / Femtos

Massive MIMO Scalable O-RAN Compliant RUs

- Sub-6GHz (from 16x16 to 64x64)
- mmW (up to 128x128)
- Ruggedized Secured O-RAN Gateway

vRAN SW Portfolio

- HW agnostic Cloud native end-to-end virtual SW package
- Industry leading algorithms for self optimized RAN and deployment automation

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Cybersecurity in 5G: Breakthrough products

- **Hardened & Secured** solution
  - Eliminates fronthaul DoS / DDoS associated risks
  - Significantly reduces harmful manipulation of O-RAN fronthaul control traffic
  - Inherent protection against man-in-the-middle attacks
- **Cyber Resilient** architecture
- **Private VM CU/UPF/MEC/AI enables** secured 3rd party application hosting close to the network edge
- Supports **Massive MIMO TDD**
- **Multi-RAT Technologies:** 5G-NR and LTE in a single box



Trusted ID
Trusted SW
Secure Configuration
Trustworthy Data
Protected Communication
Privacy
Physical Security

ORDU –Secured Open RAN Solution

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Next generation, open software capabilities / experiences 30 Competitive positioning Converged platform Challenged market position given lack of standardization and limited hardware integration capabilities Strong system integration and software capability, with a heavy slant toward proprietary, closed systems Hardware capability with limited software capabilities End - to - end RAN virtualization

31 Go - to - market routes ▪ 37 direct sales and technical pre - sales account managers ▪ 137 customer support engineers responsible for installation, system verification and troubleshooting ▪ Used for complex products / solutions, including 5G and O - RAN ▪ Typical sales cycles: – Tier 1 operators: 6 – 18 months – Tier 2 / 3 operators: 4 – 9 months Direct ▪ Large and established sales channel with 216 resellers and 73 distributors in 82 countries ▪ Acquired channel go - to - market as part of the Mimosa acquisition ▪ Channel sales often used for Point - to - Point (PTP) backhaul and Point - to - Multipoint (PTMP) access solutions ▪ Sales cycles typically 4 – 9 months Channel ▪ Airspan has individual OEM partnerships with leading companies around the world, including: ▪ Products are white labeled and partners are responsible for local distribution ▪ Products typically are LTE solutions with integrated software OEM

Executive Summary Market / Industry Company Overview Financial Summary Transaction Overview

33 Financial highlights Scaled provider with $173mm estimated revenue in 2020 from a diversified and Tier - 1 customer base Global 5G buildout expected to contribute to 35% forward growth 1 Estimated gross margins of 49% in 2020, expected to expand to 50%+ by 2022 Source: Airspan management estimates 1 Estimated CAGR 2020E – 2023E Backlog and program visibility giving confidence to 2021 revenue projections EBITDA approaching break - even with high degree of operating leverage

34 Summary P&L ▪ ($mm) Source: Airspan management estimates Note: A: Actual financial results; E: Estimated financial results; The non - cash charge for the fair value of warrants is not inc luded in the figures above – third party valuation in process 2018A 2019A 2020E 2021E 2022E 2023E Revenue 211 166 173 254 338 423 % growth 71% (21%) 4% 47% 33% 25% Gross profit (GAAP) 67 70 84 125 173 225 % margin 32% 42% 49% 49% 51% 53% R&D (GAAP) 46 60 53 58 61 64 % of revenue 22% 36% 31% 23% 18% 15% S&M (GAAP) 34 37 29 34 37 42 % of revenue 16% 22% 17% 13% 11% 10% G&A (GAAP) 13 16 17 18 19 20 % of revenue 6% 10% 10% 7% 6% 5% Other operating expenses / amort. of intangibles (GAAP) 3 3 2 2 2 2 % of revenue 2% 2% 1% 1% 0% 0% Total opex (GAAP) 97 116 101 111 119 128 % of revenue 46% 70% 58% 44% 35% 30% Income from Operations (GAAP) (30) (46) (17) 14 54 98 % margin (14%) (28%) (10%) 5% 16% 23% EBITDA (Non-GAAP) (28) (39) (10) 21 62 106 % margin (13%) (24%) (6%) 8% 18% 25% Net income (GAAP) (35) (52) (22) 3 39 70 % margin (17%) (31%) (13%) 1% 12% 16%

$3bn project funnel gives confidence in future revenue


Carrier
Cable MSO
Enterprise (Small)
Air to Ground / Military
Enterprise (Fortune 500)
FWA
$3.1bn

Type	Target # customers / projects	Comments
Carrier	4 / 6	• Mobile capex with 5G upgrade cycle • New market entrants (Greenfields)
Cable MSO	2 / 8	• Cable MSOs bought CBRS spectrum • Mobility service and Fixed Broadband
Enterprise (Small)	Many channels / 300	• Convergence of CBRS and Wifi6
Air to Ground / Military	2 / 2	• Aviation build outs & Defense Dept 5G
Enterprise (Fortune 500)	Several channels / 20	• Private 5G
FWA	Many channels / 300	• 23 million underserved homes in US alone – worldwide trend

Source: Airspan management estimates

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Executive Summary Market / Industry Company Overview Financial Summary Transaction Overview

Transaction Overview

($mm)

Illustrative Sources and Uses

Sources	
Cash in trust	$116
B/S cash	$18
PIPE proceeds	$75
Total	**$209**

Uses	
Management Incentive Plan	$18
Cash to B/S	$166
Transaction costs	$26
Total	**$209**

- $18mm cash to Management Incentive Plan
- $674mm of Airspan equity to roll; aside from MIP payment, all existing investors to roll
- $166mm cash on the balance sheet
- Airspan will use proceeds to primarily fund:
  - Operating expenses incurred to support customer demand
  - Working capital to support increasing production demand

Pro Forma Valuation ($mm, except per share data)

Pro Forma Shares Outstanding (mm)[1]	89.6
Share Price	$10.00
Pro Forma Equity Value at Close	**$896**
Less: Net Cash[2]	($75)
Pro Forma Enterprise Value at Close	**$822**

Pro Forma Ownership at Close[1]


PIPE investors
~8%
NBA public shareholders
~13%
NBA Sponsor
~4%
Existing Airspan shareholders
~75%

Source: Airspan management estimates

[1] Assumes Airspan shareholder equity roll-over equivalent of $656mm for Airspan shareholders and option holders, $18mm of RSUs to MIP participants, PIPE investors own $75mm of common shares, NBA public shareholders own $115mm of common shares, and NBA founders own $33mm of common shares initially. Excludes the effect of warrants, earn-outs, and new option plan. Assumes no redemption by public shareholders in connection with the transaction

[2] Net cash based on $91mm debt as of 12/31/20, $18mm existing cash on balance sheet as of 12/31/20 and $148mm additional cash to balance sheet

37

38 Operational Benchmarking 2022E Net Income margin 2020E – 2022E Revenue CAGR 2022E EBITDA margin 40% 16% 15% 14% 11% 10% 3% 8% 6% 3% 3% 2% (0)% Median: 13% 18% 39% 39% 17% 16% 14% 7% 36% 21% 17% 13% 10% 5% 12% 32% 30% 12% 12% 8% (2%) 28% 13% 9% 8% 7% 1% Median: 17% Median: 12% Source: Airspan management estimates, company filings, Wall Street research, Factset as of 3/2/21 Note: ‘N/M’ denotes not meaningful multiples <0x or >100x; E: Estimated financial results Valuation peers Low growth incumbents

39 Valuation Benchmarking 2022E FV/Revenue 2x 10x 7x 4x 4x 3x 2x 3x 2x 1x 1x 1x 1x Median: 4x 2022E P/E 2022E FV/EBITDA 23x 36x 30x 29x 25x 20x N/M 16x 14x 14x 13x 12x N/M 13x 50x 30x 25x 21x 17x 11x 23x 10x 9x 8x 7x 5x Median: 23x Median: 29x 0.07x 1.11x 0.54x 0.34x 0.19x 0.33x 0.21x 1.07x 0.53x 0.41x 0.11x 0.31x 0.18x 22E FV/growth adj. Revenue 1 Source: Airspan management estimates, company filings, Wall Street research, Factset as of 3/2/21 Note: ‘N/M’ denotes not meaningful multiples <0x or >100x; E: Estimated financial results 1 Multiples are growth adjusted by 2022E revenue growth and calculated as FV / CY22E FY Revenue / CY22E Revenue growth / 100 Valuation peers Low growth incumbents

40 Annual reconciliation of GAAP to Non - GAAP ($mm) 2018A 2019A 2020E 2021E 2022E 2023E Net Income (GAAP) ($35.3) ($52.0) ($22.1) $3.1 $39.2 $69.7 Amortization of Intangibles 0.1 1.4 1.8 1.6 1.6 1.6 Stock Compensation 0.9 1.9 2.6 2.9 3.1 3.3 Depreciation 2.9 3.1 2.9 2.9 3.3 3.6 Net interest expense 3.4 5.9 6.5 10.2 10.4 10.4 Tax (0.3) 0.5 (1.5) 0.6 4.4 17.4 EBITDA (Non-GAAP) (28.3) (39.2) (9.8) 21.3 62.0 106.0 Source: Airspan management estimates Note: A: Actual financial results; E: Estimated financial results; The non - cash charge for the fair value of warrants is not inc luded in the figures above – third party valuation in process